UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2011

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 25, 2011, Hooper Holmes, Inc. (the “Company”) entered into the Second Amendment and Modification to Loan and Security Agreement (the “Second Amendment”) with TD Bank, N.A. (“TD Bank”).
The Second Amendment amends the terms and conditions of that certain Loan and Security Agreement, dated as of March 9, 2009, by and among the Company and TD Bank (as amended, restated, supplemented and otherwise modified from time to time, the “Loan and Security Agreement”).
Under the Second Amendment, the maximum permissible amount of future purchase money indebtedness and capitalized lease obligations of the Company in respect of specific items of equipment is increased to $2,000,000 from $250,000, effective as of December 31, 2010. The Second Amendment also contains other customary representations, warranties, covenants and terms and conditions.
The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number    Exhibit Description

10.1    Second Amendment and Modification to Loan and Security Agreement, dated February 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date:    February 28, 2011
By: /s/ Michael J. Shea
Michael J. Shea
Senior Vice President,
Chief Financial Officer and
Treasurer